EXHIBIT 23.2

                  Consent of Shatswell, MacLeod & Company, P.C.


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
New England Community Bancorp, Inc.
Windsor, Connecticut


     We hereby consent to the use of our report dated January 25, 1996 in the Registration Statement (Form S-4), Amendment Number One, of New England
Community Bancorp, Inc. and the reference to us in the section of the Registration Statement designated "Experts".



                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C
                                          -------------------------------------
                                          SHATSWELL, MacLEOD & COMPANY, P.C.


W. Peabody, Massachusetts
April 23, 1996